UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2018

Strategic Storage Trust IV, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-55928

Maryland	81-2847976
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.Entry into a Material Definitive Agreement.

On July 31, 2018, Strategic Storage Trust IV, Inc. (the “Registrant”), through six special purpose entities (collectively, the “Borrower”) wholly owned by its operating partnership, Strategic Storage Operating Partnership IV, L.P. (the “Operating Partnership”), entered into a credit agreement (the “Credit Agreement”) with KeyBank, National Association (“KeyBank”), as administrative agent and KeyBanc Capital Markets, LLC, as sole book runner and sole lead arranger.

Please see Item 2.03 below for a description of the Credit Agreement. The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01.Completion of Acquisition or Disposition of Assets.

On August 1, 2018, a subsidiary of the Registrant closed on the purchase of a self storage facility located in Naples, Florida (the “Naples Property”). The Naples Property contains approximately 77,900 net rentable square feet of storage space and 700 rental units. The purchase price for the Naples Property was approximately $27.3 million, plus closing and acquisition costs, which was funded with a combination of proceeds from the Registrant’s public offering and the KeyBank Credit Facility, as described in Item 2.03 below.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Under the terms of the Credit Agreement, the Borrower has a maximum borrowing capacity of $70 million (the “KeyBank Credit Facility”). However, certain financial requirements with respect to both the Borrower and the “Pool” of “Mortgaged Properties” (as each term is defined in the Credit Agreement) must be satisfied prior to making any drawdowns on the KeyBank Credit Facility, such financial requirements described more fully below. In order to finance a portion of the Naples Property acquisition, the Borrower, through six special purposes entities, borrowed $17 million on the KeyBank Credit Facility. Accordingly, the Borrower is currently able to borrow approximately an additional $16 million under the KeyBank Credit Facility and remain in compliance with the financial requirements. Prior to October 31, 2018, additional properties may be added to the Pool of Mortgaged Properties, pursuant to the terms of the Credit Agreement, which may allow the Borrower to borrow up to the maximum capacity of $70 million and remain in compliance with the financial requirements. After October 31, 2018, the maximum borrowing capacity of the KeyBank Credit Facility shall be reduced by the amount of the undrawn commitments as of that date. It is anticipated that the KeyBank Credit Facility will be used by the Borrower to fund future self storage property acquisitions of the Registrant in accordance with the Credit Agreement.

The KeyBank Credit Facility is a term loan that has a maturity date of July 31, 2019, which may, in certain circumstances, be extended at the option of the Borrower until July 31, 2020 upon the payment of a fee equal to 25 basis points of the then-outstanding amounts under the KeyBank Credit Facility (the “Extension Fee”).  In general, payments due under the KeyBank Credit Facility are interest-only. However, the Credit Agreement contains principal reduction conditions, such that if on October 31, 2018, the debt service coverage ratio is less than 1.35:1.00, or the loan to value ratio is greater than 60%, the Borrower must make principal reduction payments to meet such requirements (the “Principal Reduction Conditions”).

The amounts outstanding under the KeyBank Credit Facility bear interest based on the type of borrowing, which are either “ABR” or “Eurodollar” (as each term is defined in the Credit Agreement) at the Registrant’s election, and whether the Principal Reduction Conditions have been satisfied.  Prior to the satisfaction of the Principal Reduction Conditions: (A) the loans comprising ABR borrowing bear interest at the lesser of (x) the alternate base rate (being the highest of (1) the Prime Rate, (2) the Federal Funds Effective Rate plus 0.5% or (3) one-month LIBO Rate plus 1%, with such capitalized terms being defined in the Credit Agreement) plus 175 basis points (the “ABR Basis Points”), or (y) the maximum rate that can be charged in accordance with applicable law, and (B) the loans comprising Eurodollar borrowing bear interest at the lesser of (x) the Adjusted LIBO Rate (as defined in the Credit Agreement) for a given Interest Period (as defined in the Credit Agreement) plus 275 basis points (the “Eurodollar Basis Points”), or (y) the maximum rate that can be charged in accordance with applicable law. After the satisfaction of the Principal Reduction Conditions, the ABR Basis Points is reduced to 150 basis points, and the Eurodollar Basis Points is reduced to 250 basis points.

The KeyBank Credit Facility is fully recourse, jointly and severally, to the Registrant, the Operating Partnership, and the Borrower and is secured by cross-collateralized, first mortgage liens on the Mortgaged Properties (as defined in the Credit Agreement).  The KeyBank Credit Facility may be prepaid or terminated at any time without penalty, provided, however, that the Lenders shall be indemnified for any breakage costs associated with any LIBO borrowings. The Credit Agreement also contains customary representations and warranties, covenants and events of default. Amounts outstanding under the Credit Agreement may be accelerated upon the occurrence of an event of default.

The Registrant and the Borrower, on a consolidated basis, must at all times comply with the following financial covenants: (i) a total leverage ratio no greater than 65%; and (ii) a tangible net worth not less than the Base Amount, plus 85% of the net equity proceeds received by the Registrant after the effective date. The Pool of Mortgaged Properties shall at all times comply with the following covenants: (i) Maximum Pool loan to value ratio not greater than 60%; (ii) prior to October 31, 2018, a debt service coverage ratio of not less than 1.20:1.00; and (iii) from and after October 31, 2018, a debt service coverage ratio of not less than 1.35:1.00. If the Borrower does not meet certain other quarterly debt service coverage ratios, the Borrower may be required either to fund certain amounts into an account held by KeyBank, as administrative agent as additional collateral or to make certain prepayments, as set forth in the Credit Agreement.

Pursuant to the terms of the guaranty (the “KeyBank Guaranty”), dated July 31, 2018, in favor of the Lenders, each of the Registrant and its Operating Partnership serves as a guarantor of all obligations due under the KeyBank Credit Facility.

The foregoing description of the Credit Agreement and the KeyBank Guaranty does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement and the KeyBank Guaranty, which are attached as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Item 7.01.Regulation FD Disclosure.

The Registrant issued a press release announcing the acquisition of the Naples Property. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01.Financial Statements and Exhibits.

(a)	Financial statements of real estate acquired.

Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Registrant hereby confirms that it intends to file the required financial statements on or before October 17, 2018 by amendment to this Form 8-K.

(b)	Pro forma financial statements.

See paragraph (a) above.

(d)Exhibits.

10.1Credit Agreement, dated July 31, 2018

10.2KeyBank Guaranty, dated July 31, 2018

99.1Press Release dated August 6, 2018

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST IV, Inc.

Date: August 6, 2018	By:	/s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer and Treasurer